EXHIBIT 99.1

Diamond Entertainment Corporation Announces Results of its Year ended March 31, 2004.

Reports Earnings of $85,000 Versus a Loss of $540,000 in the Prior Period

Walnut, CA.--(BUSINESS WIRE) – July 6, 2004 - Diamond Entertainment Corporation (the “Company”), dba e-DMEC, (Pink Sheets: DMEC - News) today announced total sales of $4,998,000 for the year ended March 31, 2004, an increase of 52% from $3,253,000 in the same period last year.  For the fiscal year of 2004, net income was approximately $85,000 compared to a net loss of approximately $540,000 in fiscal year 2003.

“Our solid move towards realizing a profit demonstrates the success of our business strategy and reflects the increased demand of our DVD product line,” commented James Lu, Diamond’s Co-Chairman and Co-CEO.  “This year we saw a major improvement in DVD product category sales resulting from the industry shift from videocassette to DVD and our new offerings in our DVD programs.  We anticipate a strong stream of new quality DVD programs in the remaining quarters of fiscal 2005.”

Gross profit as a percentage of sales for the year ended 2004 was 41.6% versus 34.9% in the year ended 2003.  SG&A as a percentage of sales was 34.7% compared to 41.7% last year.

“We expect next year’s sales to remain positive as a result of increasing our video and DVD titles and our continued implementation of our strategic marketing and operating plans,” concluded Mr. Lu.

Diamond Entertainment Corporation develops, markets, and distributes multiple lines of high-quality products.  Diamond markets & sells videocassette and DVD (Digital Video Disc) titles to the budget home video & DVD markets through national & regional mass merchandisers, department stores, drug stores, supermarkets, and other similar retail outlets.  Diamond’s other products and services include sundry and general merchandise products and contract fulfillment services, although such products have generated minimal revenue for the company.

       Diamond Entertainment Corporation

                                                        Selected Financial Data

                                                                             Twelve Months Ended  March 31,

       2004

      2003

Net Sales

$ 4,997,973

$ 3,253,110

Operating Profit (Loss)

$    344,521

$(251,495)

Other Income (Expenses) – Net

$  (236,617)

$(288,271)

Net Income (Loss)

$     85,145

$(539,766)

Net Income (Loss) Per Share

$         0.00

$(0.00)

       Diamond Entertainment Corporation

                                            Selected Balance Sheet Information

                  March 31,

       2004

                  2003

Total Current Assets

$ 2,161,852

$1,174,468

Total Assets

$ 2,690,209

$1,720,004

Total Current Liabilities

$ 3,462,637

$2,647,577

Total Stockholders’ Equity [Deficit]

$ (772,428)

$ (927,573)

Total Liabilities and Stockholders’ Equity

$ 2,690,209

$1,720,004

SAFE HARBOR STATEMENT

This news announcement contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company or management as well as assumptions made by and information currently available to the Company or management.  When used in this news announcement, the words “anticipate,” “believe,” “expect,” “estimate” and “intend” and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements.  Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties in this announcement and in the Company’s Forms 10-KSB for the year ended March 31, 2004, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended.  In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein noted or in its SEC filings.

Contact:  Investor Relations

Diamond Entertainment Corporation

800 Tucker Lane

Walnut, CA 91789

Ph.  909-839-1989

Fax:  909-869-1990

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